ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
FOR OUTSIDE DIRECTORS

[Participant Information]
Electronic Arts Inc., a Delaware corporation (the “Company”), hereby grants on the date hereof (the “Award Date”) to the individual named above (the “Participant”) an award of Restricted Stock Units with a deferral feature (the “Award”) issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of shares of the Company’s Common Stock set forth below (the “Award Shares”). The Award is subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A (collectively, the “Award Agreement”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award Agreement that are not defined herein have the meanings defined in the Plan. The principal features of the Restricted Stock Units are as follows:

[Grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award Agreement, the Restricted Stock Units shall vest on the earlier of (i) the 2018 Annual Meeting of the Stockholders or (ii) 12 months from the Award Date, provided in the case of clause (i) or clause (ii) that the Participant is and has remained continuously in the service of the Company as a member of the Board of Directors.

PLEASE READ ALL OF APPENDIX A WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE AWARD.

ELECTRONIC ARTS INC.
/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel

ACCEPTANCE:
By accepting the Award, Participant acknowledges the receipt of the Award and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus, as amended, are available upon request from the Company’s Stock Administration department and can also be accessed electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award Agreement, and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and the Award Agreement. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the Restricted Stock Units and the sale of the underlying Award Shares and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a signed copy of this Award Agreement to the Company or by electronically accepting this Award Agreement pursuant to the online acceptance procedure established by the Company within thirty (30) days of receipt of the Award Agreement. Otherwise, the Company may, at its discretion, rescind the Award Agreement and the Restricted Stock Units granted thereunder in its entirety.
ACKNOWLEDGED AND AGREED:

[NAME]    Date

APPENDIX A
ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR OUTSIDE DIRECTORS

All capitalized terms used in this Appendix A that are not defined herein have the meanings defined in the Plan. This Appendix A constitutes part of the Award Agreement.
1.    Form of Award. Each Restricted Stock Unit granted under the Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which shall comply with and be subject to the terms and conditions of the Plan.

2.    Award Date. The Award Date of the Restricted Stock Units shall be the date on which the Committee makes the determination to grant such Restricted Stock Units, unless otherwise specified by the Committee. The Award Agreement evidencing the grant of the Restricted Stock Units will be delivered to Participant within a reasonable time after the Award Date.

3.    Award. Each Restricted Stock Unit represents the unsecured right to receive one Award Share, subject to certain restrictions and subject to the terms and conditions contained in this Award Agreement and the Plan. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

4.    No Shareholder Rights. The Restricted Stock Units do not entitle Participant to any rights of a holder of Common Stock. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested.

5.    Conversion of Restricted Stock Units; Issuance of Award Shares.

(a)No Award Shares shall be issued to Participant prior to the date on which the Restricted Stock Units vest. After any Restricted Stock Units vest pursuant to the vesting schedule set forth in the first page of the Award Agreement, or, if earlier, pursuant to Section 8(b) below, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Award Shares in payment of such vested whole Restricted Stock Units; provided, however, that in the event such Restricted Stock Units do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Award Shares to be issued on the next Trading Day following the date on which such Restricted Stock Units vest; provided, further, that in no event shall the Company cause such Award Shares to be issued later than two (2) months after the date on which such Restricted Stock Units vest. For purposes of this Award, the date on which vested Restricted Stock Units are converted into Award Shares shall be referred to as the “Conversion Date.”

(b)Notwithstanding the foregoing, Participant may have elected to defer payment of his or her Restricted Stock Units if Participant completed a deferral election in the calendar year preceding the Award Date. Deferral elections must be made no later than the last day of the calendar year preceding the year in which the Award is granted; provided, however, that a newly-eligible Participant may make a deferral election, provided that the election is made not more than thirty days after the Participant first becomes eligible for an Award under the Plan and applies only to that portion of the Award earned after the date the election is made.

(c)An election Participant made to defer payment of Awards will remain in effect until Participant modifies or revokes the election. Participant may modify or revoke the deferral election with respect to payment of future Awards, provided that the modification or revocation of the election is made not later than last day of the calendar year preceding the year in which the modification or revocation will become effective.

(d)Participant is required to indicate on the initial deferral election the date on which the Participant elects to receive payment of his or her deferred Awards, provided that payment shall be made on (i) the fifth anniversary of the date the Restricted Stock Units vest, (ii) the tenth anniversary of the date the Restricted Stock Units vest, or (iii) the date Participant Separates from Service. Shares subject to deferred Awards are paid in a lump sum within two (2) months of the elected deferral date.

(e)Notwithstanding Participant’s election to receive payment of his or her Restricted Stock Units on the fifth or tenth anniversary of the vesting date, all Shares subject to vested Restricted Stock Units shall be distributed within two (2) months following Participant’s Separation from Service. For purposes of this Award Agreement, “Separation from Service” means termination of service with the Company as described in Section 409A of the Code.

(f)Notwithstanding any other provision of the Plan or this Appendix A to the contrary, no distribution of Award Shares shall be made that would constitute an impermissible acceleration of payments as defined in Section 409A(a)(3) of the Code and regulations promulgated thereunder.

6.    Fractional Restricted Stock Units. In the event Participant would otherwise become vested in a fractional portion of a Restricted Stock Unit (a “Fractional Portion”) based on the vesting terms of the Restricted Stock Units, such Fractional Portion shall instead remain unvested until the final vesting date for the Restricted Stock Units; provided, however, that if Participant would otherwise vest in a subsequent Fractional Portion prior to the final vesting date for the Restricted Stock Units and such Fractional Portion taken together with a previous Fractional Portion that remained unvested would equal a whole Award Share, then such Fractional Portions shall vest and be converted into one Share. Upon the final vesting date, the value of any remaining Fractional Portion(s) shall be rounded up to the nearest whole Award Share at the same time as the conversion of the remaining Restricted Stock Units and issuance of Award Shares described in Section 5 above.

7.    Restriction on Transfer. Neither the Restricted Stock Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to receive any property distributable with respect to the Restricted Stock Units upon Participant’s death.

8.    Termination of Service. In the event that Participant’s service is Terminated for any reason and the Restricted Stock Units have not vested as of the date the Participant’s Separation from Service, then the unvested Restricted Stock Units shall be forfeited immediately upon such Separation from Service and Participant will have no right to the Restricted Stock Units or the underlying Award Shares.

9.    Nature of Plan and Award. In accepting the Award, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(c)    all decisions with respect to future grants of Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(d)    nothing in the Plan or the Award shall confer on Participant any right to continue in the service with, the Company or limit in any way the ability of the Company to terminate Participant’s service relationship with or without cause;

(e)    Participant is voluntarily participating in the Plan;

(f)    the Restricted Stock Units and the Award Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(g)    the Restricted Stock Units and the Award Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, pension or retirement or welfare benefits or similar mandatory payments;

(h)    in the event that Participant is not an employee of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(i)    the future value of the underlying Award Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Termination of Participant’s service;

(k)    for purposes of the Restricted Stock Units, Participant’s service relationship will be considered terminated as of the date of Participant’s Separation from Service and, unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period; the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence); and

10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Award Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

11.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting, deferral or settlement of the Restricted Stock Units, the issuance of Award Shares upon settlement of the Restricted Stock Units, the subsequent sale of Award Shares acquired pursuant to such settlement; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

12.    Termination of the Deferral Feature.
(a)    The Board, in its discretion, may terminate the deferral feature of the Award at any time and for any reason and may distribute the Award Shares subject to the deferred Restricted Stock Units within the period beginning twelve months after the date the deferral feature is terminated and ending twenty-four months after the date the deferral feature is terminated, or pursuant to Section 5(d) or 5(e) if earlier. If the deferral feature of this Award is terminated and the Award Shares subject to the deferred Restricted Stock Units are distributed, the Company shall terminate all substantially similar non-qualified deferred equity compensation arrangements with respect to all participants and shall not adopt a new, similar non-qualified deferred equity compensation arrangement for at least five years after the date the deferral feature is terminated, in accordance with Section 409A of the Code and the regulations promulgated thereunder.
(b)    The deferral feature of this Award shall automatically terminate upon a dissolution of the Company that is taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. section 503(b)(1)(A), provided that the Award Shares subject to the deferred Restricted Stock Units are distributed and included in the gross income of the Participant by the latest of (i) the calendar year in which the deferral feature is terminated or (ii) the first calendar year in which payment of the deferred Restricted Stock Units is administratively practicable.
(c)    The Board, in its discretion, may terminate the deferral feature of the Award thirty days prior to or twelve months following a Change in Control (as defined in the Attachment 1) and distribute the Shares subject to the deferred Restricted Stock Units within the twelve-month period following the termination of the deferral feature. If the deferral feature of the Award is terminated and the Award Shares subject to the deferred Restricted Stock Units are distributed, the Company shall terminate all substantially similar non-qualified deferred equity compensation arrangements sponsored by the Company and all of the benefits of the terminated arrangements shall be distributed within twelve months following the termination of the arrangements.
13.    Compliance with Laws and Regulations. The issuance and transfer of Award Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal, state and foreign laws and with all applicable requirements of any stock exchange or national market system on which the Company’s common stock may be listed at the time of such issuance or transfer. The Company is not required to issue or transfer Award Shares if to do so would violate such requirements.
14.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Award Shares or rights to Award Shares (e.g., Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” regarding the Company. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.

Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

15.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.    Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant or the Company to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Participant and the Company.

17.    409(A). Payments made pursuant to this Plan and Award are intended to comply with Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Award is made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representation that the Award will be exempt from or compliant with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award. Nothing in the Plan or this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries based on matters covered by Section 409A of the Code, including the tax treatment of any payments made under this Award Agreement, and neither the Company nor any of its Subsidiaries will have any liability under any circumstances to the Participant or any other party if the grant of the Award, the conversion of the Restricted Stock Units or other event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

18.    Governing Law and Choice of Venue. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the laws of the State of California, U.S.A., without regard to such state’s conflict of laws provisions, as provided in the Plan. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award.

20.    Language. If Participant has received this Award Agreement or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Award Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

22.    Entire Agreement. The Award Agreement, including this Appendix A and Appendix B, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Award Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Plan participant.

25.    Notice. Copies of the Plan and Prospectus are available electronically at http://eaworld.ea.com/StockAdministrationServices. The Company's most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the "Financial Reports" link at http://investor.ea.com. The Plan, Prospectus, the Company's annual report, and the Company's financial statements are also available at no charge by submitting a request to the Company's Stock Administration Department at Stock Admin@ea.com.

ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR OUTSIDE DIRECTORS

ATTACHMENT 1
A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the then outstanding common stock of the Company or (B) the total voting power represented by the Company’s then outstanding voting securities; or
(ii)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such sale or disposition; or
(iii)    The consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company by virtue of the closing or effective date of such merger or consolidation with any other corporation, other than a merger or consolidation which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(iv)    A change in the composition of the Board during any twelve-month period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
Notwithstanding the foregoing, the definition of Change in Control is intended to comply with Section 409A of the Code, Notice 2005-1, and the regulations promulgated thereunder, and the definition of Change in Control shall be construed in a manner to so comply.